EX-99.1

Frontdoor, Inc. COMPLETES ACQUISITION OF 2-10 Home Buyers Warranty AND PRICING of PREVIOUSLY ANNOUNCED $1.47 Billion Credit facility

Increases Frontdoor’s customer base, revenue and earnings

Opens new sales channel for home warranties

Diversifies portfolio into an adjacent and growing category

MEMPHIS, TENN. (Dec. 19, 2024) — Frontdoor, Inc. (NASDAQ: FTDR), the nation’s leading provider of home warranties, today announced it has completed the acquisition of 2-10 Home Buyers Warranty following receipt of allregulatory approvals and satisfaction of all other closing conditions.

“Frontdoor, Inc. now owns a great brand and highly complementary business that aligns very well with our strategic growth priorities,” said Frontdoor, Inc. Chairman and CEO Bill Cobb. “2-10 immediately grows our customer base, revenue and earnings. 2-10’s New Home Structural Warranty also diversifies Frontdoor’s product portfolio and customer base, opening up cross-selling opportunities for our home warranties and on-demand services.”

Frontdoor purchased 2-10 Home Buyers Warranty in an all-cash transaction for $585 million, subject to certain customary adjustments based on, among other things, the amount of cash, debt, transaction expenses, working capital and regulatory capital in the business as of the closing.

In addition, the company announced that it has successfully priced its previously announced $1.47 billion credit facility, which is comprised of a $418 million Term Loan A, an $800 million Term Loan B, and a $250 million revolving credit facility.

Proceeds have been used to retire previous Term Loan A and Term Loan B debt with a maturity dates of 2026 and 2028, respectively, as well as provide funding for the 2-10 Home Buyers Warranty acquisition. Remaining funds will be used for share repurchases and/or general corporate purposes.

Advisors

In connection with the 2-10 Home Buyers Warranty acquisition,BofA Securities, Inc. is acting as financial advisor and Simpson Thacher & Bartlett LLP is acting as legal counsel to Frontdoor, Inc., and Evercore is acting as financial advisor and Ropes & Gray is acting as legal counsel to 2-10 Home Buyers Warranty.

About Frontdoor, Inc.

Frontdoor is reimagining how homeowners maintain and repair their most valuable asset – their home. As the parent company of two leading brands, we bring over 50 years of experience in providing our members with comprehensive options to protect their homes from costly and unexpected breakdowns through our extensive network of pre-qualified professional contractors. American Home Shield, the category leader in home service plans with approximately two million members, gives homeowners budget protection and convenience, covering up to 23 essential home systems and appliances. Frontdoor is a cutting edge, one-stop app for home repair and maintenance. Enabled by our Streem technology, the app empowers homeowners by connecting them in real time through video chat with pre-qualified experts to diagnose and solve their problems. The Frontdoor app also offers homeowners a range of other benefits including DIY tips, discounts and more. For more information about American Home Shield and Frontdoor, please visit frontdoorhome.com.

About 2-10 HBW

For over 40 years, 2-10 Home Buyers Warranty has been helping people protect one of life’s biggest investments with new construction structural warranties and systems and appliances coverage for new and existing homes. Founded and based in Colorado, 2-10 Home Buyers Warranty has covered over 5.8 million homes and partners with thousands of the nation’s finest real estate professionals, home builders and service contractors to help home buyers, sellers and owners to mitigate risk, save money and have protection from the unexpected. For more information, visit www.2-10.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, projected future performance and any statements about Frontdoor’s plans, strategies and prospects as well as statements with respect to the proposed acquisition of 2-10 Home Buyers Warranty (the “Acquisition”), the Acquisition’s effect on our business and timing of such effects, and the expected timing of closing. Forward-looking statements can be identified by the use of forward-looking terms such as “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project,” “will,” “shall,” “would,” “aim,” or other comparable terms. These forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Such risks and uncertainties include, but are not limited to: risks related to the proposed Acquisition, including risks that the Acquisition may not achieve its intended results; changes in macroeconomic conditions, including inflation and global supply chain challenges, especially as they may affect existing home sales, interest rates, consumer confidence or labor availability; the success of our business strategies; the ability of our marketing efforts to be successful or cost-effective; our dependence on our real estate and direct-to-consumer customer acquisition channels and our renewal channel; changes in the source and intensity of competition in our market; our ability to attract, retain and maintain positive relations with third-party contractors and vendors; increases in parts, appliance and home system prices, and other operating costs; our ability to attract and retain qualified key employees and labor availability in our customer service operations; our dependence on third-party vendors, including business process outsourcers, and third-party component suppliers; cybersecurity breaches, disruptions or failures in our technology systems; our ability to protect the security of personal information about our customers; lawsuits, enforcement actions and other claims by third parties or governmental authorities; evolving corporate governance and disclosure regulations and expectations related to environmental, social and governance matters; physical effects of climate change, including adverse weather conditions and Acts of God, along with the increased focus on sustainability; increases in tariffs or changes to import/export regulations; our ability to protect our intellectual property and other material proprietary rights; negative reputational and financial impacts resulting from acquisitions or strategic transactions; requirement to recognize impairment charges; third-party use of our trademarks as search engine keywords to direct our potential customers to their own websites; inappropriate use of social media by us or other parties to harm our reputation; special risks applicable to operations outside the United States by us or our business process outsource providers; a return on investment in our common stock is dependent on appreciation in the price; restrictions in our certificate of incorporation related to an acquisition of us or to our lawsuits against us or our directors or officers; the effects of our significant indebtedness; increases in interest rates increasing the cost of servicing our indebtedness; increased borrowing costs due to lowering or withdrawal of the credit ratings, outlook or watch assigned to us, our debt securities or our credit facilities; and our ability to generate significant cash needed to fund our operations and service our debt. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this news release. For a discussion of other important factors that could cause Frontdoor’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this document, refer to the risks and uncertainties detailed from time to time in Frontdoor’s periodic reports filed with the SEC, including the disclosure contained in Item 1A. Risk Factors in our 2023 Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in Frontdoor’s periodic filings with the SEC. Except as required by law, Frontdoor does not undertake any obligation to update or revise the forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review Frontdoor’s filings with the SEC, which are available from the SEC’s EDGAR database at sec.gov, and via Frontdoor’s website at frontdoorhome.com.

Investor Relations

Matt Davis

901-701-5199

IR@frontdoorhome.com

Media

Tom Collins

901-701-5198

MediaCenter@frontdoorhome.com

Source: Frontdoor, Inc.